EXHIBIT 10.4(a)

                             AMENDMENT NO. 1
                                 TO THE
                  SITEL CORPORATION 1995 NON-EMPLOYEE
                      DIRECTORS STOCK OPTION PLAN

       As adopted by the Board of Directors on September 20, 1996

 1. The section of the SITEL Corporation 1995 Non-Employee Directors Stock Option Plan captioned "Effect of Change in Stock Subject to the Plan" is amended to state in its entirety as follows:

              Effect of Change in Stock Subject to the Plan
              ______________________________________________

      9.1 Change in Stock. If there is any change in the outstanding shares of Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, or combination or exchange of shares, or by reason of any merger, consolidation, spin-off, or other corporate reorganization in which the Company is the surviving corporation, then the number of shares of Stock available for issuance under the Plan both in the aggregate and with respect to each outstanding Option, and the Option Exercise Price per share under outstanding Options, shall be equitably adjusted by the Committee, whose determination shall be final, binding, and conclusive. In the event of (i) a dissolution or liquidation of the Corporation, (ii) merger or consolidation of the Corporation with another corporation or other entity pursuant to which the Corporation is not the surviving entity, (iii) sale or lease of all or substantially all the business assets of the Corporation, or (iv) the sale of more than 80% of the outstanding Common Stock of the Corporation in a single transaction or series of related transactions involving the same acquiring entity or person, unless (A) the surviving or acquiring corporation or entity or an affiliated corporation or entity assumes the outstanding options (which assumption may take the form of replacement of the outstanding options with substantially equivalent options from the surviving or acquiring or affiliated corporation or entity, and with the determination as to whether the outstanding options have been assumed and whether the assumption involved "substantially equivalent" options being determined by the Committee within its complete discretion) then (B) each outstanding Option shall expire as of the effective date of such transaction, provided that the Committee shall give at least fifteen (15) days prior written notice of such even to any Participants having outstanding Options who shall then have the right to exercise his or her outstanding Options, in whole or in part, but only to the extent they are then exercisable under the terms of the Plan, prior to the effective date of such transaction, subject to earlier expiration of such Options pursuant to the applicable Option Agreement.